Exhibit 3.6

TRUE COPY

of the

Deed of Incorporation

of

Yamana Argentina Holdings B.V.

with registered seat at Amsterdam,

executed on 13 December 2007

before mr. J.L.F.J. Verasdonck,

civil law notary at Amsterdam.

B.V. number 1463061

(Including English translation)

N2007-0722

In this translation an attempt has been made to be as literal as possible without jeopardising the overall continuity. Inevitably, differences may occur in translation, and it so the Dutch text will by law govern.

INCORPORATION OF A PRIVATE COMPANY

On the thirteenth day of December two thousand and seven there appeared before me, Jacobus Leonardus Frederik Joseph Verasdonck, civil law notary at Amsterdam:

Mariette Bonny Margaretha Gitsels, born in Winschoten on the sixth day of April nineteen hundred and seventy six, with office address at De Entree 51, 1101 BH Amsterdam, in this respect acting as a written proxy of:

Oro Belle Resources Corporation, a company incorporated under the laws of Canada, having its office address at 150 York Street, Suite 1102, Toronto, Ontario, M5H 3S5, Canada.

The appearer, acting as aforesaid, has declared that he hereby incorporates a private closed company with limited liability with the following articles of association:

CHAPTER I.

Definitions.

Article 1.

In these articles of association the following expressions shall have the following meanings:

a.                        the general meeting: the body of the company formed by shareholders;

b.                        the general meeting of shareholders: the meeting of shareholders;

c.                         the distributable part of the net assets: that part of the company’s net assets which exceeds the aggregate of the issued capital and the reserves which must be maintained by virtue of law;

d.                        the annual accounts: the balance sheet and the profit and loss account with the explanatory notes;

e.                         the annual meeting: the general meeting of shareholders held for the purpose of discussion and adoption of the annual accounts;

f.                          accountant: a “register-accountant” or other accountant referred to in Article 393, Book 2 of the Civil Code, as well as an organisation within which such accountants practice.

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CHAPTER II.

Name, seat, objects.

Article 2. Name and seat.

1.                                      The name of the company is:

Yamana Argentina Holdings B.V.

2.                                      The official seat of the company is in Amsterdam.

Article 3. Objects.

The objects of the company are:

a.                                      to incorporate, to participate in any way whatsoever, to manage, to supervise, to operate and to promote enterprises, businesses and companies;

b.                                      to finance businesses and companies;

c.                                       to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned;

d.                                      to supply advice and to render services to enterprises and companies with which the company forms a group and to third parties;

e.                                       to render guarantees, to bind the company and to pledge its assets for obligations of the companies and enterprises with which it forms a group and on behalf of third parties;

f.                                        to obtain, alienate, manage and exploit registered property and items of property in general;

g.                                       to trade in currencies, securities and items of property in general;

h.                                      to develop and trade in patent, trade marks, licenses, know-how and other industrial propertyrights;

i.                                          to perform any and all activity of industrial, financial or commercial nature;

as well as everything pertaining to the foregoing, relating thereto or conducive thereto, all in the widest sense of the word.

CHAPTER III.

Capital and shares. Register.

Article 4. Authorised capital.

1.                                 The authorised capital amounts to ninety thousand Euro (EUR 90,000).

2.                                 The authorised capital is divided into nine hundred (900) shares of one hundred euro (EUR 100) each.

3.                                 All shares are to be registered shares. No share certificates shall be issued.

Article 5. Register of shareholders.

1.                                      The management board shall keep a register in which the names and addresses of all shareholders are recorded, showing the date on which they acquired the shares, the date of the acknowledgement or notification, the amount paid on each share.

2.                                      The names and addresses of those with a right of usufruct (‘life interest’) or a pledge on the shares shall also be entered in the register, stating the date on which they acquired the right, and the date of acknowledgement or notification.

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3.                                      Each shareholder, each beneficiary of a life interest and each pledgee is required to give written notice of his address to the company.

4.                                      The register shall be kept accurate and up to date. All entries and notes in the register shall be signed by a member of the management board.

5.                                      On application by a shareholder, a beneficiary of a life interest or a pledgee, the management board shall furnish an extract from the register, free of charge, insofar as it relates to his rights in a share.

6.                                      The management board shall make the register available at the company’s office for inspection by the shareholders.

CHAPTER IV.

Issuance of shares. Own shares. Capital decrease.

Article 6. Issuance of shares.

Body of the company competent to issue shares.

Notarial deed.

1.                                      The issuance of shares may only be effected pursuant to a resolution of the general meeting, insofar as the general meeting has not designated another body of the company in this respect.

2.                                      The issuance of a share shall furthermore require a deed drawn up for that purpose in the presence of a civil law notary registered in the Netherlands to which those involved are party.

Article 7. Conditions of issuance. Rights of pre-emption.

1.                                      A resolution for the issuance of shares shall stipulate the price and further conditions of Issuance.

2.                                      Upon issuance of shares, each shareholder shall have a right of pre-emption in proportion to the aggregate nominal amount of his shares, subject to the limitations set by law.

3.                                      Shareholders shall have a similar right of pre-emption if options are granted to subscribe for shares.

4.                                      Prior to each single issuance the right of pre-emption may be limited or excluded by the body of the company competent to issue.

Article 8. Own shares.

1.                                      When issuing shares, the company shall not be entitled to subscribe for its own shares.

2.                                      The company may, subject to the relevant provisions of the law, acquire fully paid in shares in its own capital or depository receipts thereof, up to the maximum permitted by law.

3.                                      The company may give loans with a view to the subscription for or acquisition of shares in its capital or depository receipts thereof, but only up to the amount of the distributable reserves.

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4.                                      The disposal of shares or depository receipts thereof held by the company shall be effected pursuant to a resolution of the general meeting, with due observance of the provisions of the blocking clause.

5.                                      No voting rights may be exercised in the general meeting for any share held by the company or any of its subsidiaries, nor in respect of any share of which the company or any of its subsidiaries holds depository receipts.

Article 9. Reduction of capital.

1.                                      The general meeting may, subject to the relevant provisions of the law, resolve to reduce the issued capital.

2.                                      The notice of the general meeting at which any resolution referred to in this article shall be proposed, shall mention the purpose of the capital reduction and the manner in which it is to be achieved.

CHAPTER V.

Transfer of shares. Limited rights.

Issuance of depository receipts.

Article 10. Transfer of shares. Shareholders’ rights.

Life Interest (“Vruchtgebrulk”), Pledging (“Pandrecht”).

Issuance of depository receipts.

1.                                      The transfer of a share or the transfer of a right in rem thereon shall require a deed drawn up for that purpose in the presence of a civil law notary registered in the Netherlands to which those involved are party.

2.                                      Unless the company itself is party to the legal act, the rights attached to the share can only be exercised after the company has acknowledged said legal act or said deed has been served on it in accordance with the relevant provisions of the law.

3.                                      On the creation of a life interest or a pledge in respect of a share, the voting rights may, subject to the provisions of the law, be given to the beneficiary of the life interest or to the pledgee.

4.                                      The company shall not cooperate to the issuance of depository receipts for its shares.

CHAPTER VI.

Blocking clause.

Article 11.

1.                                      Any shareholder wishing to transfer one or more shares, shall first offer to sell those shares to his co-shareholders in accordance with the provisions of this article. The obligation to make this offer is not applicable if, either all shareholders have given their written approval to the proposed transfer, which approval shall be valid for a period of three months, or a shareholder is obligated by law to transfer his shares to a prior shareholder.

2.                                      The price at which the shares can be purchased by the other shareholders shall be agreed between the offeror and his co-shareholders. Failing agreement between the

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parties the price shall be set by an independent expert on request by the most willing party to be appointed by the chairman of the Chamber of Commerce and Factories in whose district the company has its official seat, unless the expert is appointed by the parties by mutual consent. The expert referred to in the preceding sentence shall be authorised to inspect all books and records of the company and to obtain all such information as will be useful for his setting the price.

3.                                      If the co-shareholders together are interested in purchasing more shares than have been offered, the offered shares shall be distributed among them as far as possible in proportion to the shareholding of each interested party. However no interested party shall thus acquire more shares than he has applied for.

4.                                      The offeror remains entitled to withdraw his offer, provided he does so within one month after he is informed to which interested parties he can sell all the shares included in the offer and at what price.

5.                                      If it is established that the co-shareholders do not accept the offer or that not all shares included in the offer shall be purchased against payment in cash, the offeror shall be free to transfer the shares within three months thereafter to whomsoever he wishes.

6.                                      The company itself as holder of one or more shares shall be entitled to apply for the offered shares only with the consent of the offeror.

7.                                      In case of suspension of payments, bankruptcy or placement under curatorship of a shareholder and in case of appointment of an administrator by the court over the property of a shareholder or over his shares in the company or in case of death of a shareholder who is an individual, the shares of the shareholder concerned shall be put on offer in accordance with the foregoing provisions hereof, within three months of the relevant event. If applications are made for all shares on offer, the offer may not be withdrawn.

CHAPTER VII.

Management.

Article 12. Management board.

The management of the company shall be constituted by a management board, consisting of one or more members A and one or more members B.

Article 13. Appointment. Suspension and dismissal.

Remuneration.

1.                                      The general meeting shall appoint the members of the management board.

2.                                      A member of the management board may at any time be suspended or dismissed by the general meeting.

3.                                      The general meeting shall determine the remuneration and further conditions of employment for each member of the management board.

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Article 14. Duties of the management board.

Decision making process. Allocation of duties.

1.                                      Subject to the restrictions imposed by these articles of association, the management board shall be entrusted with the management of the company.

2.                                      The management board may lay down rules regarding its own decision making process.

3.                                      Resolutions of the management board may also be adopted in writing without recourse to a management board meeting, provided they are adopted by a unanimous vote of all members of the management board. The expression in writing shall include any document transmitted by current means of communication and received in writing.

4.                                      The management board may determine the duties with which each member of the management board will be charged in particular.

Article 15. Representation.

1.                                      The management board shall be authorised to represent the company. A member A and a member B of the management board acting jointly are also authorised to represent the company.

2.                                      The management board may appoint staff members with general or limited power to represent the company. Each staff member shall be competent to represent the company with due observance of any restrictions imposed on him. The management board shall determine their titles.

3.                                      In the event of a conflict of interest between the company and a member of the management board, the company shall nevertheless be represented as set out in paragraph 1 of this article; the general meeting shall at all times be competent to designate one or more other persons for this purpose.

4.                                      Without regard to whether a conflict of Interest exists or not, all legal acts of the company vis-à-vis a holder of all of the shares, or vis-à-vis a participant in a marital community of which all of the shares form a part, whereby the company is represented by such shareholder or one of the participants, shall be put down in writing. For the application of the foregoing sentence, shares held by the company or its subsidiaries shall not be taken into account.

5.                                      Paragraph 4 does not apply to legal acts that, under their agreed terms, form part of the normal course of business of the company.

Article 16. Approval of decisions of the management board.

1.                                      The general meeting is entitled to require resolutions of the management board to be subject to its approval. These resolutions shall be clearly specified and notified to the management board in writing.

2.                                      The lack of approval referred to in paragraph 1 does not affect the authority of the management board or its members to represent the company.

Article 17. Absence or prevention.

1.                                      If a member of the management board is absent or prevented from performing his duties, the remaining members shall be temporarily entrusted with the management of

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the company, provided that at least one member A and one member B are not absent or prevented from performing their duties.

2.                                      If all management board members, or the sole management board member, of a specific class, A or B, are absent or prevented from performing their duties, the management of the company shall be temporarily entrusted to the person designated for that purpose by the general meeting, together with the management board members, or member, of the other class, or together with the temporary manager of the other class, as the case may be.

CHAPTER VIII.

Annual accounts. Profits.

Article 18. Financial year.

Drawing up of the annual accounts. Accountant.

1.                                      The financial year shall be the calendar year.

2.                                      Annually, not later than five months after the end of the financial year, unless by reason of special circumstances this term is extended by the general meeting by not more than six months, the management board shall draw up annual accounts.

3.                                      The annual accounts shall be signed by all the members of the management board. If the signature of one or more of them is lacking, this shall be stated and reasons given.

4.                                      The company may, and if the law so requires shall, appoint an accountant to audit the annual accounts.

Article 19. Adoption of the annual accounts. Discharge. Publication.

1.                                      The general meeting shall adopt the annual accounts, Adoption of the annual accounts shall not discharge a member of the management board. The general meeting may discharge a member of the management board by a separate resolution.

2.                                      The company shall publish the annual accounts within eight days following the adoption thereof, unless a statutory exemption is applicable.

Article 20. Profits.

1.                                      The general meeting shall determine the allocation of accrued profits.

2.                                      Dividends may be paid only up to an amount which does not exceed the amount of the distributable part of the net assets.

3.                                      Dividends shall be paid after adoption of the annual accounts from which it appears that payment of dividends is permissible.

4.                                      The management board, may subject to due observance of paragraph 2, resolve to pay an interim dividend.

5.                                      The general meeting may, subject to due observance of paragraph 2, resolve to make payments to the charge of any reserve which need not be maintained by virtue of the law.

6.                                      A claim of a shareholder for payment of dividend shall be barred after five years have elapsed.

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CHAPTER IX.

General meetings of shareholders.

Article 21. Annual meeting. Other meetings. Convocation.

1.                                      The annual meeting shall be held annually, and not later than six months after the end of the financial year, for the purpose of discussion and adoption of the annual accounts.

2.                                      Other general meetings of shareholders shall be held as often as the management board deems such necessary.

3.                                      General meetings of shareholders shall be convoked by the management board, by letter mailed to the addresses of the shareholders as shown in the register of shareholders.

4.                                      The convocation shall take place no later than on the fifteenth day prior to the date of the meeting.

5.                                      The general meetings of shareholders shall be held in the municipality in which the company has its official seat according to these articles of association.

6.                                      The general meeting shall itself appoint its chairman. Until that moment a member of the management board shall act as chairman and in the absence of such a member the eldest person present at the meeting shall act as chairman.

7.                                      The members of the management board shall, as such, have the right to give advice in the general meeting of shareholders.

Article 22. Walver of formalities. Records.

1.                                      As long as the entire issued capital is represented at a general meeting of shareholders valid resolutions can be adopted on all subjects brought up for discussion, even if the formalities prescribed by law or by the articles of association for the convocation and holding of meetings have not been complied with, provided such resolutions are adopted unanimously.

2.                                      The management board keeps a record of the resolutions made. If the management board is not represented at a meeting, the chairman of the meeting shall provide the management board with a transcript of the resolutions made as soon as possible after the meeting. The records shall be deposited at the offices of the company for inspection by the shareholders. Upon request each of them shall be provided with a copy or an extract of such record at not more than the actual costs.

Article 23. Voting rights.

1.                                      Each share confers the right to cast one vote.

2.                                      The right to take part in the meeting may be exercised by a proxy authorised in writing.

3.                                      To the extent that the law does not require a qualified majority, all resolutions shall be adopted by a majority of the votes cast.

4.                                      If there is a tie of votes the proposal is thus rejected.

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Article 24. Resolutions outside of meetings. Records.

1.                                      Resolutions of shareholders may also be adopted in writing without recourse to a general meeting of shareholders, provided they are adopted by a unanimous vote representing the entire issued capital. The provision of article 14 paragraph 3, second sentence, shall apply correspondingly.

2.                                      The provisions of article 21 paragraph 7 shall apply correspondingly to the adoption of resolutions outside a meeting as referred to in paragraph 1.

3.                                      The management board shall keep a record of the resolutions thus made. Each of the shareholders must procure that the management board is informed in writing of the resolutions made in accordance with paragraph 1 as soon as possible. The records shall be deposited at the offices of the company for inspection by the shareholders. Upon request each of them shall be provided with a copy or an extract of such record at not more than the actual costs.

CHAPTER X.

Amendment of the articles of association and dissolution.

Liquidation.

Article 25.

Amendment of the articles of association and dissolution.

When a proposal to amend the articles of association or to dissolve the company is to be made to the general meeting, this must be mentioned in the notification of the general meeting of shareholders. As regards an amendment of the articles of association, a copy of the proposal including the text of the proposed amendment must at the same time be deposited and held available at the company’s office for inspection by shareholders and depository receipt holders until the end of the meeting.

Article 26. Liquidation.

1.                                      In the event of dissolution of the company by virtue of a resolution of the general meeting, the members of the management board shall be charged with the liquidation of the business of the company.

2.                                      During liquidation, the provisions of these articles of association shall remain in force as far as possible.

3.                                      The balance remaining after payment of debts shall be transferred to the shareholders in proportion to the aggregate amount of their shareholdings.

4.                                      The liquidation shall furthermore be subject to the provisions of Title 1, Book 2 of the Civil Code.

Final provision.

Article 27.

The first financial year of the company shall run up to and including the thirtieth first day of December two thousand and seven.

Final statements.

Finally, the appearer, acting as aforesaid, has declared:

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a.                                      at the incorporation the issued share capital amounts to eighteen thousand Euro (EUR 18,000). In the issued capital is participating: Oro Belle Resources Corporation, aforementioned, for one hundred and eighty (180) shares.

The issuance takes place at par value. The issued share capital has been paid up in cash. Payment in foreign currency is permitted. The documents which must be attached by virtue of Article 203a, Book 2 of the Civil Code have been attached to this instrument. The company accepts the payments on the shares issued at the incorporation;

b.                                      the first member A of the management board is:

•                                          Mr Charles Bruce Main, born at Montreal, Canada on the twenty sixth day of December nineteen hundred and fifty sixth, residing at 576 Woodview Road, Burlington, Ontario, Canada, LJN 3A1;

c.                                       the first member B of the management board is:

•                                          Mextrust B.V., a private company with limited liability, with registered seat at Amsterdam and its office address at 1097 JB Amsterdam, Prins Bemhardplein 200.

The ministerial declaration of no objections was granted on the sixteenth day of November two thousand and seven, under number B.V. 1463061, as stated In the written declaration of the Ministry of Justice, which has been attached to this instrument.

The appearer is known to me, civil law notary.

THIS DEED,

drawn up to be kept in the civil law notary’s custody was executed in Amsterdam on the date first above written.

The contents of this instrument were given and explained to the appearer.

He then declared that he had timely noted and approved the contents and did not want a full reading thereof. Thereupon, after limited reading, this instrument was signed by the appearer and by me, civil law notary.

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TRUE COPY
of the
Deed of Amendment of the Articles of Association
of
Yamana Argentina Holdings B.V.
with registered seat at Amsterdam,

executed on 3 March 2014
before mr. J.L.F.J. Verasdonck,
civil law notary at Amsterdam.

(Including complete text of the Articles of Association /
English translation)

Mg/N2014-2845

In this translation an attempt has been made to be as literal as possible without Jeopardizing the overall continuity. Inevitably, differences may occur in translation, and if so, the Dutch text will by law govern.

AMENDMENT OF THE ARTICLES OF ASSOCIATION
(Yamana Argentina Holdings B.V.)

On the third day of March two thousand and fourteen there appeared before me, Jacobus Leonardus Frederik Joseph Verasdonck, civil law notary at Amsterdam:

Randa Shady, born in Amsterdam on the twenty-fourth day of June nineteen hundred and eighty-three, with office address at De Entree 139-141, 1101 HE Amsterdam, the Netherlands.

The appearer has declared that:

•                                          the general meeting of shareholders of the private company with limited liability Yamana Argentina Holdings B.V., hereinafter referred to as: the “company”, with official seat at Amsterdam, resolved on the twenty-sixth day of February two thousand and fourteen to amend and to completely renew the articles of association of the company as stated hereinafter as well as to authorize the appearer to execute this deed of amendment of the articles of association of which resolutions appear from the shareholder’s resolution attached to this deed;

•                                          the articles of association of the company were amended lastly by deed executed by Jacobus Leonardus Frederik Joseph Verasdonck, aforementioned civil law notary, on the fifth day December two thousand and thirteen.

In order to execute said resolution to amend the articles of association, the appearer has declared to amend and to partially renew the articles of association as follows:

Article 19 will be amended and shall read as follows:

“Article 19. Duties of the management board. Decision-making process. Allocation of duties.

1.                                      Subject to the restrictions imposed by these articles of association, the management board shall be entrusted with the management of the company. In performing their duties, the managing directors shall act in accordance with the Interests of the company and of the business connected with it.

2.                                      The management board shall meet whenever a managing director so requires.

3.                                      Except for the resolutions mentioned in article 26 paragraph 4 and paragraph 8 of these articles of association, resolutions may only be passed if at least one managing director

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A and one managing director B are present at a meeting. Each managing director may cast one (1) vote at the meetings of the management board.

4.                                      The management board shall adopt its resolutions by an absolute majority of votes validly cast, with due observance of paragraph 3 of this article. In case of a tie of votes, the general meeting shall decide.

5.                                      If a managing director has a direct or indirect personal conflict of interest with the company, he shall not participate in the deliberations and the decision-making process concerned in the management board. If as a result thereof no resolution of the managing board can be adopted, the resolution is adopted by the general meeting.

6.                                      Resolutions of the management board may also be adopted in writing without recourse to a management board meeting, provided they are adopted by a unanimous vote of all managing directors. The expression in writing shall include any document transmitted by current means of communication and received in writing.

7.                                      In compliance with these articles of association, the management board may determine regulations in which internal matters are regulated. Further to this, the managing directors, whether or not through the regulations, may mutually allocate their duties.

8.                                      The management board shall adhere to the instructions of the general meeting, unless such instructions are contrary to an overriding interest of the company and the business connected with it.”

“Article 26 will be amended and shall read as follows:

Article 26. Profits.

1.                                      The general meeting is authorized to appropriate the profits that follow from the adoption of the annual accounts or to determine how a deficit will be accounted for.

2.                                      Distributions may be made only insofar as the company’s equity exceeds the total amount of the reserves to be maintained by virtue of the law.

3.                                      The general meeting is authorized to determine a distribution from the yearly profits, with due observance of the provision as set out in paragraph 2 of this article.

4.                                      A resolution for the distribution of profits or reserves is subject to the approval of the management board. The management board shall only withhold its approval if it is aware or could reasonably anticipate that following the distribution the company will be unable to continue to pay its payable debts.

5.                                      Distributions shall be payable from the day determined by the general meeting.

6.                                      The general meeting may resolve that distributions from profits or reserves shall be made in whole or in part in a form other than cash.

7.                                      The shares held by the company in its capital are not included in the calculation for the profit distribution.

8.                                      The management board may resolve to pay an interim distribution from the profits from the current financial year and from the profits from a past financial year for which no annual accounts have yet been adopted, with due observance of the provision as set

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out in paragraph 2 of this article. The management board may also resolve to make payments to the charge of any reserve.

9.                                      For the computation of the amount to be distributed on each share, only the amount of the obligatory payments on the par value of the shares shall be taken into account.

10.                               A claim of a shareholder for payment of dividend shall be barred after five (5) years have elapsed.”

The appearer is known to me, civil law notary.

THIS DEED

drawn up to be kept in the civil law notary’s custody was executed in Amsterdam on the date first above written.

The contents of this instrument were given and explained to the appearer.

He then declared that he had timely noted and approved the contents and did not want a full reading thereof. Thereupon, after limited reading, this instrument was signed by the appearer and by me, civil law notary.

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Continuous text of the Articles of Association
of

Yamana Argentina Holdings B.V.

with registered seat at Amsterdam, the Netherlands,

the Articles of Association have been amended
by deed of amendment
executed on 3 March 2014
before J.L.F.J. Verasdonck,
civil law notary at Amsterdam, the Netherlands.

N2014-2845

COMPLETE TEXT OF THE ARTICLES OF ASSOCIATION

of

Yamana Argentina Holdings B.V.

from the date of the amendment of the Articles of Association by deed of amendment executed before J.L.F.J. Verasdonck, civil law notary at Amsterdam, on 3 March 2014.

In this translation an attempt has been made to be as literal as possible without jeopardizing the overall continuity. Inevitably, differences may occur in translation, and if so, the Dutch text will by law govern.

CHAPTER I.

Definitions.

Article 1.

In these articles of association the following terms shall have the following meaning:

a.                                      share: a share in the share capital of the company;

b.                                      shareholder: holder of one (1) or more shares;

c.                                       accountant: a “registered accountant” or other accountant referred to in article 2:393 DCC or an organisation where such accountants have a practice together;

d.                                      general meeting: the corporate body formed by shareholders and all other persons entitled to attend general meetings as well as the meeting at which the shareholders and all other persons entitled to attend general meetings assemble;

e.                                       DCC: the Dutch Civil Code;

f.                                        managing director: a member of the management board;

g.                                       management board: the management of the company;

h.                                      subsidiary: a subsidiary as referred to in article 2:24a DCC;

i.                                          annual accounts: the balance sheet and the profit and loss account with explanatory notes, as referred to in article 2:361 DCC;

j.                                         annual meeting: the general meeting for the purpose of the discussion and adoption of the annual accounts;

k.                                      in writing: a message transferred by letter, telefax, e-mail or any other commonly used means of communication that is receivable in writing or electronically;

l.                                          company: the private company with limited liability of which its internal organization is governed by these articles of association;

m.                                  meeting rights: the right, either in person or by proxy authorized in writing, to attend the general meeting and to address such meeting;

n.                                      persons entitled to attend general meetings: shareholders, as well as other legal entities/persons as referred to in article 11 paragraph 3 of these articles.

Unless the contrary is shown or it is manifestly intended otherwise, a reference to the concept of word in the singular includes the reference to the plural form of this concept or word and vice versa.

CHAPTER II.

Name, registered seat, object.

Article 2. Name and registered seat.

1.                                      The name of the company is: Yamana Argentina Holdings B.V.

2.                                      The company’s official seat is registered in Amsterdam.

Article 3. Object.

The object of the company comprises:

a.                                      to incorporate, to participate in any way whatsoever, to manage and supervise businesses and companies;

b.                                      to finance businesses and companies;

c.                                       to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into any related agreements;

d.                                      to provide security or in any other way to bind itself joint or severally for any third parties;

e.                                       to provide advice and to render services to enterprises and companies with which the company forms a group and to third parties;

f.                                        to provide guarantees, to commit the company and to encumber its assets for the purpose of companies and enterprises with which it forms a group and for the purpose of third parties;

g.                                       to obtain, control, operate and alienate registered-bound property and any assets in general;

h.                                      to trade in currencies, securities and assets in general;

i.                                          to develop and trade in patents, trademarks, licenses, know-how, licenses and other industrial property rights;

j.                                         to perform any and all activities of an industrial, financial or commercial nature;

as well as anything pertaining to the foregoing, relating or conducive thereto, all in the widest sense of the word.

CHAPTER III.

Capital. Type of shares.

Article 4. Capital.

The capital of the company consists of one (1) or more ordinary shares of one hundred euro (EUR 100) each.

Article 5. Registered shares. Share certificates.

1.                                      All shares are to be registered shares and shall be consecutively numbered from number 1.

2.                                      No share certificates shall be issued.

CHAPTER IV.

Issuance of shares. Own shares. Capital reduction.

Article 6. Issuance of shares.

1.                                      The issuance of shares, including granting the right to acquire shares, may only be effected pursuant to a resolution of the general meeting, as well as the price and the further terms and conditions of the issue.

2.                                      When issuing shares, the company shall not be entitled to subscribe for its own shares.

3.                                      The issuance of shares shall furthermore require a deed executed for that purpose in the presence of a civil-law notary registered in the Netherlands to which those involved are party.

Article 7. Rights of pre-emption.

A shareholder has no pre-emptive rights upon an issue of shares or upon a grant of rights to subscribe for shares.

Article 8. Payment for shares.

1.                                      The full nominal amount of each share must be paid when shares are acquired. It may be stipulated that the par value or a part thereof need only be paid after a certain period of time or once the company has called it in.

2.                                      Payment for a share must be made in cash insofar as no other manner of payment has been agreed on.

3.                                      Payment in a currency other than the par value of the shares is subject to the company’s consent.

Article 9. Acquisition and disposal of own shares.

1.                                      The management board resolves on the acquisition by the company of shares. Acquisition by the company of shares in its own capital which are not fully paid up, shall be null and void.

2.                                      The company may, except for no consideration, not acquire fully paid-up shares in its own capital, if:

a.              the capital, less the acquisition price, is less than the reserves to be retained by virtue of the law, or

b.              the management board is aware or should reasonably be able to anticipate that after the acquisition, the company will not be able to continue to pay its payable debts.

3.                                      The previous paragraphs do not apply to shares acquired by the company by way of universal title of succession.

4.                                      The disposal of own shares held by the company shall be effected pursuant to a resolution of and on the conditions to be stipulated by the general meeting. The disposal of shares held by the company shall be effected with due observance of the provisions regarding the transfer restrictions mentioned in these articles of association.

5.                                      Any reference to shares in this article shall also include depository receipts of shares.

Article 10. Reduction of capital.

1.                                      The general meeting may resolve to reduce the issued capital by a cancellation of shares or by the reduction of the par value of the shares by way of an amendment to the articles.

2.                                      Capital reduction must be effected in compliance with the respective applicable statutory provisions.

3.                                      A resolution for the reduction of the issued capital with a repayment on the shares shall have no effect as long as the management board has not given its consent. The management board shall only refuse approval if it is aware or should reasonably be able to anticipate that the company can no longer continue to pay its payable debts after repayment on shares.

CHAPTER V.

Limited rights. Depository receipts. Transfer of shares.

Article 11. Usufruct. Pledge.

1.                                      A right of usufruct or a right of pledge may be created on shares.

2.                                      On the creation of a usufruct or a pledge in respect of a share, the voting rights may, subject to the provisions in law, be assigned to the usufructuary or pledgee.

3.                                      Shareholders without voting rights as a result of the creation of a usufruct or a pledge and usufructuaries or pledgees with voting rights, shall have meeting rights. The usufructuary or pledgee who does not have voting rights, shall have meeting rights, unless otherwise decided upon the creation or the transfer of the usufruct or pledge.

Article 12. Depository receipts of shares.

No meeting rights can be attached to depository receipts of shares.

Article 13. Transfer of shares and limited rights. Shareholders’ rights.

1.                                      The transfer of a share or the transfer of a limited right on shares shall require a deed executed for that purpose in the presence of a civil-law notary registered in the Netherlands to which those involved are party.

2.                                      Unless the company itself is a party to the legal act, the rights attached to the share can only be exercised after the company has acknowledged said legal act or said deed has been served on the company in accordance with the relevant statutory provisions, or once the company has acknowledged such transfer through registration in the register of shareholders.

CHAPTER VI.

Transfer restrictions.

Article 14.

The transfer of shares is not restricted as meant to in article 2:195 DCC.

CHAPTER VII.

Register of shareholders.

Article 15.

1.                                      The management board shall keep a register in which the names and addresses of all shareholders are recorded, stating the date on which they acquired the shares, the date of the acknowledgement or notification, and the amount paid for each share, and where applicable, the other particulars referred to in article 2:194 DCC.

2.                                      The names and addresses of those with a right of usufruct or a pledge on shares shall also be entered in the register, stating the date on which they acquired the right, and the date of acknowledgement or notification, as well as the rights attached to the respective shares.

3.                                      Each shareholder, each usufructuary and each pledgee must timely provide any required particulars to the management board.

4.                                      The register shall regularly be updated.

5.                                      The management board shall keep the register available at the company’s office for inspection by the persons entitled to attend general meetings.

CHAPTER VIII.

Management.

Article 16. Management board.

1.                                      The management board consists of one (1) or more managing directors A and one (1) or more managing directors B. Both natural persons and legal entities may be managing directors.

2.                                      The general meeting shall determine the number of managing directors.

Article 17. Appointment, suspension and dismissal.

1.                                      The general meeting shall appoint the managing directors.

2.                                      A managing director may at any time be suspended or dismissed by the general meeting.

Article 18. Remuneration.

The general meeting shall determine the remuneration and further conditions of employment for each managing director.

Article 19. Duties of the management board. Decision-making process. Allocation of duties.

1.                                      Subject to the restrictions imposed by these articles of association, the management board shall be entrusted with the management of the company. In performing their duties, the managing directors shall act in accordance with the interests of the company and of the business connected with it.

2.                                      The management board shall meet whenever a managing director so requires.

3.                                      Except for the resolutions mentioned in article 26 paragraph 4 and paragraph 8 of these articles of association, resolutions may only be passed if at least one managing director

A and one managing director B are present at a meeting. Each managing director may cast one (1) vote at the meetings of the management board.

4.                                      The management board shall adopt its resolutions by an absolute majority of votes validly cast, with due observance of paragraph 3 of this article. In case of a tie of votes, the general meeting shall decide.

5.                                      If a managing director has a direct or indirect personal conflict of interest with the company, he shall not participate in the deliberations and the decision-making process concerned in the management board. If as a result thereof no resolution of the managing board can be adopted, the resolution is adopted by the general meeting.

6.                                      Resolutions of the management board may also be adopted in writing without recourse to a management board meeting, provided they are adopted by a unanimous vote of all managing directors. The expression in writing shall include any document transmitted by current means of communication and received in writing.

7.                                      In compliance with these articles of association, the management board may determine regulations in which internal matters are regulated. Further to this, the managing directors, whether or not through the regulations, may mutually allocate their duties.

8.                                      The management board shall adhere to the instructions of the general meeting, unless such instructions are contrary to an overriding interest of the company and the business connected with it.

Article 20. Approval of decisions of the management board.

1.                                      The general meeting is entitled to subject resolutions of the management board to its approval. The management board must be notified in writing of these resolutions, which must be clearly specified.

2.                                      Lack of approval referred to in paragraph 1 does not affect the authority of the management board or its managing directors to represent the company.

Article 21. Absence or prevention.

1.                                      If a managing director is absent or prevented from performing his duties, the remaining managing directors shall be temporarily entrusted with the entire management of the company, provided that at least one (1) managing director A and one (1) managing director B are not absent or prevented from performing their duties.

2.                                      If all managing directors, or the sole managing director, of a specific class, A or B, are absent or prevented from performing their duties, the management of the company shall be temporarily entrusted to the person designated for this purpose by the general meeting, together with the managing directors, or managing director, of the other class, or together with the temporary manager of the other class, as the case may be. In the case of absence all managing directors, the person referred to in the previous sentence shall as soon as possible take the necessary measures to make definite arrangements.

3.                                      The term absence herein means:

(a)              suspension;

(b)              illness;

(c)               unable to contact,

in the events referred to under paragraphs (b) and (c) without the possibility of contact for a period of five (5) days between the managing director and the company, unless the general meeting, where applicable, sets down a different term.

Article 22. Representation.

1.                                      The management board shall be authorised to represent the company. One (1) managing director A and one (1) managing director B acting jointly are also authorised to represent the company.

2.                                      The management board may appoint staff members with general or limited powers to represent the company. Each staff member represents the company in compliance with any restrictions imposed on his authorization. The management board shall determine their titles.

CHAPTER IX.

Annual accounts. Profits.

Article 23. Financial year. Annual accounts.

1.                                      The financial year coincides with the calendar year.

2.                                      Annually, not later than five (5) months after the end of the financial year, unless due to special circumstances this term is extended by the general meeting by not more than six (6) months, the management board shall draw up the annual accounts and make them available for inspection by the shareholders at the company’s office. Within that period the management board must also make the annual report available for inspection by the shareholders, unless articles 2:396 paragraph 7 or 2:403 of the DCC apply.

3.                                      The annual accounts shall be signed by all managing directors. Absence of a signature of one (1) or more of them shall be reported stating the reasons.

Article 24. Accountant.

1.                                      The company may appoint an accountant to audit the annual accounts.

2.                                      Such appointment shall be made by the general meeting. If the general meeting falls to do so, such appointment shall be made by the management board. The appointment may at any time be revoked by the general meeting and by those who made the appointment.

3.                                      The accountant shall produce a report on his audit examination to the management board.

4.                                      In addition, the accountant shall give the results of his investigations In a statement on the faithfulness of the annual accounts.

5.                                      The provisions of this article shall not apply if pursuant to the law the company is exempt from the obligation set out in paragraph 1.

Article 25. Adoption of the annual accounts. Discharge. Publication.

1.                                      The general meeting shall adopt the annual accounts. Adoption of the annual accounts shall not cause the discharge of a managing director. The general meeting may discharge a managing director through a separate resolution.

2.                                      If all the shareholders are also managing directors of the company, the signing of the annual accounts by all of the managing directors shall also apply as the adoption of the annual accounts, providing that all the other persons entitled to attend general meetings have been given the opportunity to take cognizance of the drawn-up of the annual accounts and have consented to this manner of adoption. The adoption of the annual accounts in the manner as referred to in the previous sentence shall cause the discharge of the managing directors.

3.                                      The company shall publish the annual accounts within eight (8) days following the adoption thereof, unless a statutory exemption is applicable.

Article 26. Profits.

1.                                      The general meeting is authorized to appropriate the profits that follow from the adoption of the annual accounts or to determine how a deficit will be accounted for.

2.                                      Distributions may be made only insofar as the company’s equity exceeds the total amount of the reserves to be maintained by virtue of the law.

3.                                      The general meeting is authorized to determine a distribution from the yearly profits, with due observance of the provision as set out in paragraph 2 of this article.

4.                                      A resolution for the distribution of profits or reserves is subject to the approval of the management board. The management board shall only withhold its approval if it is aware or could reasonably anticipate that following the distribution the company will be unable to continue to pay its payable debts.

5.                                      Distributions shall be payable from the day determined by the general meeting.

6.                                      The general meeting may resolve that distributions from profits or reserves shall be made in whole or in part in a form other than cash.

7.                                      The shares held by the company in its capital are not included in the calculation for the profit distribution.

8.                                      The management board may resolve to pay an Interim distribution from the profits from the current financial year and from the profits from a past financial year for which no annual accounts have yet been adopted, with due observance of the provision as set out in paragraph 2 of this article. The management board may also resolve to make payments to the charge of any reserve.

9.                                      For the computation of the amount to be distributed on each share, only the amount of the obligatory payments on the par value of the shares shall be taken into account.

10.                               A claim of a shareholder for payment of dividend shall be barred after five (5) years have elapsed.

CHAPTER X.

General meetings.

Article 27. Annual meeting. Other meetings.

1.                                      The annual meeting shall be held annually, and not later than six (6) months after the end of the financial year, or at least once every book year a resolution in accordance with article 34 of these articles of association will be taken.

2.                                      The agenda for the annual meeting shall contain - inter alia — the following points for discussion:

a.                                      the annual report, if the law requires the drawing of such a report;

b.                                      the adoption of the annual accounts, unless a postponement has been granted for drawing up the annual accounts;

c.                                       the appropriation of profits;

d.                                      granting discharge of managing directors for their management in the last financial year;

e.                                       any other proposal(s) brought up for discussion by the management board, by the shareholders or other persons entitled to attend the general meeting, representing at least one hundredth part of the issued share capital and announced with due observance of these articles of association.

3.                                      Other general meetings shall be held as often as the management board deems necessary.

Article 28. Convocation. Agenda.

1.                                      General meetings shall be convened by the management board, through letters mailed to the addresses of the person with the right to attend general meetings as shown in the register of shareholders. if the person with the right to attend general meetings agrees with this, the convocation may be sent electronically through a legible and reproducible message to the address the company has been notified of for this purpose.

2.                                      The convocation shall take place no later than on the eighth (8th) day prior to the date of the meeting.

3.                                      The agenda items shall be stated in the convocation.

Article 29. Meeting place.

The general meetings shall be held in the municipality in which the company has its official seat according to these articles of association.

Article 30. Decision-making process with the consent of all the persons entitled to attend general meetings.

If one or more provisions stated in the law or in the articles of associations for the convocation of meetings has/have not been fulfilled, valid resolutions may only be adopted in a general meeting if all the persons entitled to attend general meetings have consented to the decision-making process and the managing directors have been given the opportunity to give advice on the proposals prior to the decision-making process.

Article 31. Chairman.

The general meeting shall itself appoint its chairman. Until that moment a managing director shall act as chairman or in the absence of such a managing director, the oldest person present at the meeting shall act as chairman.

Article 32. Meeting rights. Decisions at a meeting. Access.

1.                                      The meeting rights accrue to persons entitled to attend general meetings.

2.                                      The persons entitled to attend general meetings may be represented by a written proxy at the meeting. The requirement of the written element of the power of attorney is fulfilled once the power of attorney has been recorded electronically.

3.                                      Each share confers the right to cast one (1) vote at the general meeting.

4.                                      To the extent the law does not require a qualified majority, all resolutions shall be adopted by an absolute majority of the votes cast.

5.                                      In the case of a tie, the proposal shall be considered rejected.

6.                                      The managing directors are entitled to attend the general meeting and have an advisory vote as such.

7.                                      No vote may be cast during a general meeting for a share that belongs to the company or a subsidiary, or for a share of which one of them holds depository receipts. The company or a subsidiary cannot either cast a vote for a share for which it has a right of usufruct or pledge.

8.                                      The general meeting shall decide on the admittance of persons other than those mentioned above In this article with respect to access to general meetings.

Article 33. Minutes. Records of resolutions.

1.                                      Minutes shall be taken of the items discussed at each general meeting by a secretary to be designated by the chairman. The minutes shall be adopted by the chairman and the secretary, and signed as evidence of the adoption of the minutes.

2.                                      The chairman or the person who convened the meeting may decide that a notarial report of the meeting be drawn up of the items discussed. The report shall be countersigned by the chairman.

3.                                      The management board keeps a record of the resolutions passed. If the management board is not represented at a meeting, the chairman of the meeting shall provide the management board with a transcript of the resolutions made as soon as possible after the meeting. The records shall be deposited at the offices of the company for inspection by the shareholders and other persons entitled to attend general meetings. Upon request, each of them shall be provided with a copy or an extract of such record at not more than the actual costs.

Article 34. Resolutions outside the meetings. Records.

1.                                      Resolutions of shareholders may be adopted in a manner other than at a meeting, provided that all the persons entitled to attend at the general meeting have consented to this decision-making method. The votes shall be cast in writing. The requirement of the written element of the voting shall also have been fulfilled once the resolution has been recorded in writing, stating the manner in which each of the persons entitled to attend general meetings with voting rights has cast his/her vote.

The managing directors are given the opportunity to advise regarding such resolution prior to the adoption thereof.

2.                                      If the decision-making process takes place in accordance with paragraph 1, all the requirements with regard to the quorum and the qualified majority provided by law or by these articles shall be accordingly applicable, providing that outside the meeting at least an equal number of votes must be cast as required by the quorum for the respective resolution.

3.                                      Those who have adopted a resolution as referred to under paragraph 1 of this article shall forthwith notify the management board.

The management board shall keep a record of the resolutions made.

CHAPTER XI.

Amendment of the articles of association and dissolution, Liquidation.

Article 35. Amendment of the articles of association and dissolution.

The general meeting is entitled to resolve to amend the articles of association and dissolve the company. When a proposal to amend the articles of association or to dissolve the company is to be made to the general meeting, the proposal must be included in the convocation for the general meeting, and in the case of an amendment to the articles of association, a copy of the proposal including the text of the proposed amendment must concurrently be deposited at the company’s office for the inspection by shareholders until the end of the meeting.

Article 36. Liquidation.

1.                                      In the event of a dissolution of the company by virtue of a resolution of the general meeting, the managing directors shall be charged with the liquidation of the company’s assets, unless the general meeting appoints another person for this purpose.

2.                                      During liquidation, the provisions of these articles of association shall remain in force as much as possible.

3.                                      The balance remaining after payment of debts shall be transferred to the shareholders in proportion to the aggregate amount of their shareholding.

4.                                      The liquidation shall furthermore be subject to the provisions of Title 1, Book 2 of the DCC.

5.                                      After the company has ceased to exist, the books, documents and other data carriers shall be retained by the person thereto appointed by the liquidator(s) for a period of seven (7) years.